Exhibit 21

SUBSIDIARIES OF THE REGISTRANT

Name	State or Country of Incorporation or Organization
Gemini Asia Merrell, LLC	Delaware
Gemini Asia Saucony, LLC	Delaware
Gemini Intellectual Property, LLC	Delaware
Gemini Operations B.V.	The Netherlands
Goldstar Sourcing HK Limited	Hong Kong
Hush Puppies Retail, LLC	Michigan
d/b/a Merrell
Kedxit, LLC	Massachusetts
Krause Cayman Ltd.	Cayman Islands
Krause Global B.V.	The Netherlands
Krause Leathers (Thailand) Limited	Thailand
Lady of Leisure Holdings Limited	England & Wales
Lifestyle and Heritage Brands of Mexico, S. de R.L. de C.V.	Mexico
Lifestyle and Heritage Servicios S. de R.L. de C.V.	Mexico
LifeStyle Brands (BVI) Limited	British Virgin Islands
LifeStyle Brands (HK) Limited	Hong Kong
LifeStyle Brands (Shanghai) Limited	People’s Republic of China
Rockford ARS, LLC	Delaware
Rockford Global B.V.	The Netherlands
Rockford Wolverine HK Limited	Hong Kong
Saucony IP Holdings LLC	Delaware
Saucony, Inc.	Massachusetts
Spartan Shoe Company Limited	Cayman Islands
SR/Ecom, LLC	Massachusetts
SRL, LLC	Delaware
Stride Rite Children’s Group, LLC	Massachusetts
d/b/a Merrell
Rockford Footwear Depot
Merrell Footwear
Online Shoes
Stride Rite International Corp.	Massachusetts
Stride Rite International Services Brazil Ltda	Brazil
Sweaty Betty Ireland Digital Limited	Republic of Ireland
Sweaty Betty Ireland Limited	Republic of Ireland
Sweaty Betty Ireland Retail Limited	Republic of Ireland
Sweaty Betty Limited	England & Wales
Sweaty Betty (Shanghai) Commercial Limited	People’s Republic of China
Sweaty Betty USA Digital LLC	Delaware
Sweaty Betty USA TopCo Inc.	Delaware
Sweaty Betty USA Wholesale LLC	Delaware
The Stride Rite Corporation	Massachusetts
Wolverine Chile SpA	Chile

Name	State or Country of Incorporation or Organization
Wolverine Consulting Services (Zhuhai) Company Limited	People’s Republic of China
Wolverine de Mexico, S.A. de C.V.	Mexico
Wolverine Distribution, Inc.	Delaware
Wolverine Europe B.V.	The Netherlands
Wolverine Europe Limited	England & Wales
Wolverine Europe Retail Limited	England & Wales
Wolverine Italia S.r.l.	Italy
Wolverine Outdoors, Inc.	Michigan
Wolverine Product Management, LLC	Michigan
Wolverine Sourcing, Inc.	Michigan
Wolverine Sourcing, Ltd.	Cayman Islands
Wolverine Trading (HK) Limited	Hong Kong
Wolverine Trading (Zhuhai) Company Limited	People’s Republic of China
Wolverine Vietnam LLC	Vietnam
Wolverine World Wide Canada ULC	Alberta
Wolverine World Wide HK Limited	Hong Kong
Wolverine Worldwide Leathers HK Limited	Hong Kong
Wolverine Worldwide Leathers, Inc.	Delaware
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